UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 27, 2016

StemCells, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19871	94-3078125
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7707 Gateway Blvd, Suite 140, Newark, California		94560
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	510.456.4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

On May 27, 2016, StemCells, Inc. (the "Company") decided to terminate its Phase II Pathway Study in spinal cord injury following an in-depth review of data from the study and after obtaining, earlier the same day, the concurrence of the study’s Interim Analysis Data Monitoring Committee. While the results showed overall improvement in patients treated with the Company’s proprietary cells, the magnitude of the effect and the perceived trend of the effect over time did not justify continuing the study or exploring the variability in the initial patient observations, given the financial resources available to the Company.

Following this, on May 30, 2016, the Company's Board of Directors approved a plan to wind down the Company, having considered the decision to terminate the Pathway Study, the Company’s available strategic alternatives and its current cash position. The Company will evaluate opportunities to monetize its intellectual property, including data collected in its studies and trade secrets, as well as the transfer of its proprietary HuCNS-SC cells and other assets through a potential sale. The Company will not proceed with its earlier plans to conduct a rights offering, for which it had filed a registration statement with the SEC. As part of the wind down of operations, the Company will conduct a reduction in force impacting all of its remaining full-time employees, consisting of approximately 50 employees, beginning August 1, 2016.

The Company expects to complete this reduction in force and record a one-time charge for severance and related expenses of approximately $1.25 million in the third quarter ending September 30, 2016. As of May 31, 2016, the Company had cash and cash equivalents of approximately $5.5 million.

A press release issued by the Company announcing its termination of the Phase II Pathway Study and wind down of business operations, dated May 31, 2016, is attached hereto as Exhibit 99.1.

Item 8.01 Other Events.

On May 31, 2016, the Company issued a press release announcing the termination of its Phase II Pathway Study in chronic cervical spinal cord injury and wind down of business operations.

A copy of the Company's press release is attached hereto as Exhibit 99.1.

Apart from statements of historical fact, the text of this Form 8-K and attached press release constitute forward-looking statements within the meaning of the U.S. securities laws, and is subject to the safe harbors created therein. These statements include, but are not limited to, statements regarding the future business operations of StemCells, Inc. (the "Company"); the prospect for the successful divestiture of any of the Company’s assets, the possibility of a liquidating distribution to Company stockholders, and the ability of the Company to pay its creditors and successfully complete an orderly wind down. These forward-looking statements speak only as of the date hereof. The Company does not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. Such statements reflect management's current views and are based on certain assumptions that may or may not ultimately prove valid. The Company's actual results may vary materially from those contemplated in such forward-looking statements due to risks and uncertainties to which the Company is subject, including those described under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2014 and in its subsequent reports on Forms 10-Q and 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

StemCells, Inc.

May 31, 2016	By:	/s/ Kenneth Stratton

Name: Kenneth Stratton
Title: General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated May 31, 2016